UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 1, 2006
GLOBAL LOGISTICS ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32735	43-2089172
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
330 Madison Avenue, Sixth Floor
New York, NY 10017
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (646) 495-5155
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On March 1, 2006, the underwriters for the initial public offering (“IPO”) of Global Logistics Acquisition Corporation (the “Company”) exercised their over-allotment option (the “Over-Allotment Option Exercise”) and purchased an additional 1,000,000 Units (“Units”). Each Unit consists of one share of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), and one Warrant (“Warrant”) to purchase one share of the Company’s Common Stock at $6.00 per share. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $8,000,000 and net proceeds of approximately $7,440,000, after deducting underwriting discounts and commissions. Approximately $240,000 of the total amount of the underwriting discounts and commissions has been deferred, and has been deposited in the Company’s trust account, which will be distributed in accordance with the underwriting agreement and the trust account agreement.
The financial statements as of March 1, 2006 reflecting receipt of the net proceeds received by the Company upon consummation of the IPO and the Over-Allotment Option Exercise have been issued by the Company and have been audited by Eisner LLP and are included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Exhibits.

Exhibit No.	Description
99.1	Audited Financial Statements

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2006	GLOBAL LOGISTICS ACQUISITION CORPORATION

	By:	/s/ Gregory E. Burns

Gregory E. Burns, CFA
Chief Executive Officers and President